Exhibit 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257
FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404
WOLVERINE WORLD WIDE, INC. ANNOUNCES
FINANCIAL RESULTS FOR SECOND QUARTER 2009,
RAISES FULL-YEAR EARNINGS GUIDANCE
Rockford, Michigan, July 15, 2009 — Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for its second quarter of 2009 and raised full-year earnings per share guidance.
Adjusting for the negative impact of changes in foreign exchange rates due to a stronger U.S. dollar, revenue declined only 3.1% in the quarter. An excellent performance in the U.S., driven primarily by the Merrell brand and by the acquisition of the Chaco brand earlier in the year, was offset by challenging trading conditions in many major global markets. Reported revenue in the second quarter was $246.4 million, a decline of 7.8% versus the prior year.
During the quarter, the Company continued to implement its 2009 strategic restructuring plan, which is focused on generating significant efficiencies across the business. Non-recurring restructuring and related charges of $7.9 million, or $0.11 per fully diluted share, were recorded in the quarter, of which $3.1 million were non-cash charges. Adjusting for these charges, fully diluted earnings in the quarter were $0.27 per share, compared to $0.33 per share in the prior year. Reported fully diluted earnings were $0.16 per share.
“We are pleased with our second quarter results, which were driven by our ability to grow proven brands and extend the global reach of new brands,” stated Blake W. Krueger, the Company’s CEO and President. “During the quarter, we achieved a double-digit increase in our Merrell business in the U.S. and got off to a strong start with the Chaco brand. Company revenue was above our internal plan for the quarter, which helped contribute to solid earnings results. Harley-Davidson and Sebago each posted revenue increases in the quarter, as did Hush Puppies in the important Canadian market. These positive results underscore the strength of our multi-brand, multi-country business model and our ability to execute during challenging economic times.
— more —

Q2 2009	page 2
Krueger continued, “While the timing and trajectory of the recovery from the global recession is uncertain, we remain confident that our 12 lifestyle brands will continue to outperform by providing innovative, fresh and exciting products to our diverse global consumer base. We remain focused on providing products that fit consumers’ needs and deliver on their performance and style demands.”
Don Grimes, the Company’s Chief Financial Officer, commented, “The Company delivered another solid financial performance in the second quarter of 2009. Our cash position is strong, we have excellent liquidity, and believe we are very well positioned to emerge from this challenging economic cycle in great shape — from both brand and financial perspectives. Balancing short-term revenue and earnings opportunities with long-term shareholder value creation remains a key focus for the Company, and we believe we are delivering on that challenge.”
Highlights for the quarter:
•
Adjusting for $1.0 million of non-recurring restructuring and related charges that are included in cost of sales and the impact of foreign exchange, gross margin was 37.7%, compared to prior-year gross margin of 38.3%, as higher product costs and a higher percentage of close-out sales more than offset selective price increases. Reported gross margin was 37.3%.

•
Operating expenses decreased 6.0% from the prior year after adjusting for non-recurring restructuring and related charges, the benefit from a stronger U.S. dollar, expenses directly related to the newly acquired Chaco and Cushe brands, and increased pension expense. Reported operating expenses in the quarter were $79.7 million.

•
Accounts receivable at quarter end were down 6.5% compared to the prior year’s second quarter. The Company continues to closely monitor customers’ credit standing and improved its days sales outstanding with increased efforts towards timely collections.

•
Inventory at the end of the second quarter was up 6.9% compared to the prior year, a substantial improvement versus the two most recent fiscal quarters. Of the $11.9 million inventory increase, approximately half related to newly acquired brands, the strategic pre-buy of inventory referenced last quarter, and a planned increase in the Wolverine Leathers business inventory as it transitioned to an outsource model. The Company remains comfortable with its inventory position and is on track to end the year with inventory meaningfully lower than year end 2008.

— more —

Q2 2009	page 3
•
As planned, the Company significantly reduced its revolver balance, from $93.0 million at the end of the first quarter to $34.8 million at the end of the second quarter. The Company ended the quarter with $79.2 million in cash and substantial overall liquidity.

Today, the Company is raising its 2009 earnings guidance. Excluding full-year restructuring and related costs in the range of $33 million to $36 million, the Company now expects earnings in the range of $1.55 to $1.73 per share, up from previous guidance of $1.50 to $1.70 per share, on reported revenue in the range of $1.070 billion to $1.120 billion. Foreign exchange is expected to negatively impact full-year reported revenue by $40 million to $60 million, resulting in projected constant currency revenue of $1.120 billion to $1.170 billion. Included in this earnings guidance is an estimated full-year negative foreign exchange impact of $0.11 to $0.14 per share and $0.12 per share of increased pension expense. Reported fully diluted earnings per share for the year are now expected to be in the range of $1.07 to $1.25.
Krueger concluded, “We are very pleased that our strong year-to-date performance provides us with the confidence to raise earnings guidance in this challenging environment. We remain encouraged by consumer demand for our lifestyle brands and are pleased with the retail and consumer response to our newest brands, Cushe and Chaco. Our continuing focus on product innovation is helping us outperform in these difficult global economic conditions.”
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investors” in the navigation bar, and then click on “Webcast” from the top navigation bar of the “Investors” page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through July 29, 2009.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in 180 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
— more —

Q2 2009	page 4
This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates”, “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that the Company’s actual results could differ materially from expectations. Risk Factors include, among others: the Company’s ability to successfully integrate and develop the Cushe and Chaco brands and businesses; the successful implementation of the Company’s strategic restructuring plan; changes in duty structures in countries of import and export including anti-dumping measures in Europe and other countries; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 20,	June 14,	June 20,	June 14,
	2009	2008	2009	2008
Revenue	$246,438	$267,362	$501,762	$555,600
Cost of products sold	153,380	164,963	303,441	331,640
Restructuring and related costs	1,018	—	3,338	—

Gross profit	92,040	102,399	194,983	223,960
Gross margin	37.3%	38.3%	38.9%	40.3%

Selling, general, and administrative expenses	72,823	76,511	148,143	161,803
Restructuring and related costs	6,901	—	19,039	—

Operating expenses	79,724	76,511	167,182	161,803

Operating profit	12,316	25,888	27,801	62,157
Operating margin	5.0%	9.7%	5.5%	11.2%

Interest expense, net	119	302	208	365
Other expense, net	520	312	412	879

	639	614	620	1,244

Earnings before income taxes	11,677	25,274	27,181	60,913

Income taxes	3,771	8,462	8,780	20,400

Net earnings	$7,906	$16,812	$18,401	$40,513

Diluted earnings per share	$0.16	$0.33	$0.38	$0.79

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($000s)

	June 20,	June 14,
	2009	2008
ASSETS:
Cash & cash equivalents	$79,171	$77,923
Receivables	182,881	195,572
Inventories	183,661	171,731
Other current assets	23,253	23,388

Total current assets	468,966	468,614
Property, plant & equipment, net	77,998	84,388
Other assets	120,798	110,140

Total Assets	$667,762	$663,142

LIABILITIES & EQUITY:
Current maturities on long-term debt	$549	$10,725
Revolving credit agreement	34,800	30,500
Accounts payable and other accrued liabilities	116,179	121,347

Total current liabilities	151,528	162,572
Long-term debt	1,094	—
Other non-current liabilities	72,689	36,901
Stockholders’ equity	442,451	463,669

Total Liabilities & Equity	$667,762	$663,142

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS, EXCLUDING
RESTRUCTURING AND RELATED COSTS AND IMPACT OF FOREIGN EXCHANGE RATES*
(Unaudited)
($000s)

	As Reported		Impact of	As Adjusted
	12 Weeks Ended	Restructuring and	Foreign Exchange	12 Weeks Ended
	June 20, 2009	Related Costs(a)	Rates(a)	June 20, 2009
Revenue	$246,438	$—	$12,697	$259,135
% change from prior year	(7.8%)			(3.1%)

Gross profit	$92,040	$1,018	$4,541	$97,599
Gross margin	37.3%			37.7%
RECONCILIATION OF REPORTED DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS
PER SHARE, EXCLUDING RESTRUCTURING AND RELATED COSTS*
(Unaudited)

	As Reported		As Adjusted
	12 Weeks Ended	Restructuring and	12 Weeks Ended
	June 20, 2009	Related Costs(b)	June 20, 2009
Diluted earnings per share	$0.16	$0.11	$0.27
RECONCILIATION OF REPORTED OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES, EXCLUDING
RESTRUCTURING AND RELATED COSTS, IMPACT OF FOREIGN EXCHANGE RATES,
NEWLY ACQUIRED BRANDS, AND INCREASED PENSION EXPENSE*
(Unaudited)
($000s)

	As Reported		Impact of	Newly	Increased	As Adjusted
	12 Weeks Ended	Restructuring and	Foreign Exchange	Acquired	Pension	12 Weeks Ended
	June 20, 2009	Related Costs(c)	Rates(c)	Brands(c)	Expense(c)	June 20, 2009
Operating expenses	$79,724	$(6,901)	$3,697	$(2,377)	$(2,153)	$71,990
% change from prior year	4.2%					(6.0%)

(a)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs or impact of foreign exchange rates. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

(b)
These adjustments present the Company’s results of operations on a continuing basis without the effects of restructuring and related costs. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

(c)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs, impact of foreign exchange rates, newly acquired brands or increased pension expense. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs, impact of foreign exchange rates, newly acquired brands and increased pension expense. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.

WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REVENUE GUIDANCE TO ADJUSTED REVENUE GUIDANCE,
EXCLUDING FOREIGN EXCHANGE RATE CHANGES *
(Unaudited)
($ Billions)

	Full-Year 2009	Impact of		Full-Year 2009
	Guidance	Foreign Exchange		Guidance
	(GAAP Basis)	Rate Changes(a)		As Adjusted(a)
Revenue	$1.070 - $1.120	$0.050	(b)	$1.120 - $1.170
RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE,
EXCLUDING RESTRUCTURING AND RELATED COSTS *
(Unaudited)

	Full-Year 2009	Restructuring		Full-Year 2009
	Guidance	and Related		Guidance
	(GAAP Basis)	Costs(c)		As Adjusted(c)
Diluted earnings per share	$1.07 - $1.25	$0.48	(d)	$1.55 - $1.73

(a)
These adjustments present the Company’s full-year revenue guidance on a continuing basis without the effects of expected foreign exchange rate changes. The adjusted guidance is used by management to, and allows investors to, evaluate the anticipated operating performance of the Company on a comparable basis.

(b)	This represents the midpoint of the estimated range of the expected negative foreign exchange impact on revenue of $40 million to $60 million.

(c)
These adjustments present the Company’s full-year earnings per share guidance on a continuing basis without the effects of restructuring and related costs. The adjusted guidance is used by management to, and allows investors to, evaluate the anticipated operating performance of the Company on a comparable basis.

(d)	This represents the midpoint of the estimated range of restructuring and related costs of $33 million to $36 million.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs and impact of foreign exchange rates. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.